Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (on Form S-3 No. 333-122991 dated February 25, 2005, Form S-3 No. 333-109528 dated
March 15, 2004 and Form S-8 No. 333-107627 dated August 4, 2003) of Argan, Inc. and in the related Prospectus of our report dated April 8, 2005, except for Note 2 as to which the date is November 21, 2005, with respect to the consolidated financial statements of Argan, Inc. included in this Annual Report (Form 10-KSB/A) for the year ended January 31, 2005.

                                                         /s/ Ernst & Young LLP

McLean, Virginia
December 1, 2005